Exhibit 99.1

Bruker Appoints Laura Francis to its Board of Directors

BILLERICA, Massachusetts - February 21, 2025 – Bruker Corporation (Nasdaq: BRKR) today announced that its Board of Directors has appointed Laura Francis to serve on its board as an independent director, effective as of February 18, 2025. Ms. Francis is also expected to join Bruker’s Audit Committee as a financial expert after Bruker’s annual shareholder meeting at the end of May 2025.

Laura Francis is the Chief Executive Officer and a Board Member of SI-BONE, Inc. (Nasdaq: SIBN), a medical device company solving musculoskeletal disorders of the sacropelvic anatomy. She was previously the Chief Financial Officer and Chief Operating Officer of the company. Prior to joining SI-BONE, Ms. Francis held other executive and leadership roles with public and private life science companies, including Bruker Corporation, as well as Auxogyn, now part of Progyny (Nasdaq: PGNY), and Promega Corporation. Earlier in her career, she was an Engagement Manager with McKinsey & Company and Audit Manager with Coopers & Lybrand, now PricewaterhouseCoopers.

Ms. Francis previously also was a board member of Shockwave Medical, Inc. (Nasdaq: SWAV), a medical device company, where she served as audit committee chair and compensation committee member. Ms. Francis earned a B.B.A. in Accounting and Finance from the University of Wisconsin and an M.B.A. from Stanford University. She is a Certified Public Accountant (inactive) in the State of California.

“I am honored to join the Board of Directors at Bruker Corporation, a company I deeply respect and had the privilege of serving as CFO earlier in my career,” said Ms. Francis. “I look forward to contributing to Bruker’s continued innovation and growth in the life sciences and diagnostics industries.”

Frank H. Laukien, chairman, president and CEO of Bruker Corporation stated: “On behalf of our board and entire company, we warmly welcome Laura to our board of directors. Her experience as a public company medtech CEO, along with her CFO and COO experience in both the medtech and life science tools industries is going to be very valuable in guiding Bruker’s profitable growth and strategy execution. Laura is an impressive and accomplished leader, and she is a wonderful addition to our board.”

About Bruker Corporation – Leader of the Post-Genomic Era

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit www.bruker.com.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, those risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2023, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Investor Contact:
Joe Kostka
Director, Investor Relations
Bruker Corporation
T: +1 (978) 313-5800
E: Investor.Relations@bruker.com